U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):       FEBRUARY 16, 1999
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                          BREMER FINANCIAL CORPORATION
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             (Exact name of registrant as specified in its charter)


           MINNESOTA                 0-18342                     41-0715583
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 (State or other jurisdiction      (Commission               (I.R.S. Employer
      of incorporation)            File Number)             Identification No.)

                        445 MINNESOTA STREET, SUITE 2000
                            ST. PAUL, MINNESOTA 55101
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          (Address of principal executive offices, including Zip Code)


Registrant's telephone number, including area code:        (651) 227-7621
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                                 NOT APPLICABLE
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         (Former name or former address, if changed since last report.)



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ITEM 5. OTHER EVENTS.

         On February 16, 1999, Bremer Financial Corporation ("BFC"), Northwest Equity Corp. ("Northwest") and Bremer Acquisition Corporation ("Acquisition"), a wholly-owned subsidiary of BFC, entered into an Agreement and Plan of Merger (the "Merger Agreement") under which Northwest will acquire Northwest and its subsidiary, Northwest Savings Bank, in a merger in which Northwest will become a wholly-owned subsidiary of BFC (the "Merger"). The Merger is subject to the receipt of customary regulatory approvals and the approval of the shareholders of Northwest. The acquisition is expected to close in the third quarter of 1999.

         BFC is a $3.4 billion regional financial services company owned by the Otto Bremer Foundation and BFC's more than 1,500 employees. BFC has over $360 million in assets in 14 Wisconsin communities. Northwest Savings Bank has assets of $100 million with three locations in Amery, New Richmond and Siren, Wisconsin.

         This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties. Actual results may differ from the results discussed in the forward-looking statements due to many factors including, without limitation, unanticipated delays in obtaining regulatory approvals.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

                  Not applicable.


         (b)      PRO FORMA FINANCIAL INFORMATION.

                  Not applicable.


         (c)      EXHIBITS.

                  Exhibit 99.1  Press Release of BFC dated February 16, 1999.

                  Exhibit 99.2  Press Release of BFC dated February 16, 1999.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         Bremer Financial Corporation


Date: February 18, 1999.                 By /s/ Robert B. Buck
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                                            Robert B. Buck
                                            Chief Financial Officer